BULLSnBEARS.COM, INC.

10% SENIOR CONVERTIBLE NOTE

Dated: October 31, 2012
Due: October 31, 2013

BULLSNBEARS.COM, INC., a Delaware Corporation (the "Company"), for value received, hereby promises to pay to James M. Palladino or registered assigns (the "Holder") on the 31st day of October, 2013 (the "Maturity Date"), or upon such earlier date at the option of the Company, at the offices of the Company, the principal sum of TWENTY ONE THOUSAND SEVEN HUNDRED SIXTEEN DOLLARS ($21,716.00) in such currency of the United States of America as at the time of payment shall be legal tender for the public and private payment of debts and to pay interest on said principal sum at the rate of TEN PERCENT (10%) per annum from the date hereof for a period of twelve (12) months from the date hereof, and thereafter from the Maturity Date through the date of payment at the rate of FIFTEEN PERCENT (15%) per annum. Interest from the date of issuance shall be accrued and payable upon maturity.

This Note is issued in consideration of the sum of $21,716.00 in office equipment sold by the Holder to the Company, as detailed in exhibit 1 herein.

The principal amount of this Note shall be convertible, at the sole option of the Holder and in whole or in part, into Shares of Common Stock of the Company, $.001 par value, at a conversion price to be determined by the Board of Directors of the Company at or prior to the Maturity Date. The conversion privilege may be exercised at any time up to the Maturity Date, or such earlier date as this Note may be redeemed by the Company, at the sole option of the Holder of this Note. Upon conversion of a portion of the principal of this Note, the Company shall deliver to the Holder, along with certificate(s) evidencing the Shares issuable upon the conversion, its Note in form identical to this Note except as it shall reflect the amount of principal converted. Each share of Common Stock issued upon such conversion shall be fully-paid and non-assessable and with full voting rights.

The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever and the Company shall not be affected by any notice to the contrary. The registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof shall, upon his registration as owner of the Note, become vested with all the power and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Company at its offices together with an assignment duly authenticated. In cases of transfers by operation of law, the transferee agrees to notify the Company of such transfer and of his address, and to provide the Company with appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable on the books of the Company only by the Holder hereof, in person or by attorney, on the surrender hereof to the Company duly endorsed. Communications sent

to the registered owner shall be effective as against all holders or transferees of the Note not registered at the time of the sending of the communication.

This Note is the direct obligation of the Company chargeable against all its property, whatsoever and wheresoever located, both present and future, and, if divided into separate Notes, all such Notes shall rank equally and ratably without preference or priority of any of said Notes over any others thereof. The indebtedness evidenced by this Note and the payment of the principal thereof and interest thereon shall at all times and in all respects constitute the Senior Indebtedness of the Company and shall not be junior or subordinate in right of payment to any other indebtedness of the Company now outstanding or hereinafter incurred. In the event of any default in the payment of this Note, or of any liquidation, insolvency, bankruptcy, reorganization or similar proceedings relating to the Company, all sums payable on this Note shall be paid in full, with interest if any, before any payment is made upon any other indebtedness of the Company, including but not limited to notes payable to Officers, Directors and Shareholders of the Company or trade indebtedness, and shall be paid to the Holder(s) of such Senior Indebtedness on a pro-rata basis.

In the event that the Company shall, by stock dividends, split-up, combination or reclassification of shares, change as a whole the outstanding Common Shares into a different number of shares, the number of shares to which the Holder hereof shall be entitled upon conversion shall be increased or decreased, as the case may be, in proportion to such change or changes.

The Company covenants and agrees that, so long as this Note shall be outstanding, it will reserve for issuance such number of its Common Shares as shall be required for issuance as provided herein.

This Note shall become due and payable upon demand by the registered owner thereof if one or more of the following events, herein called events of default, shall happen and be continuing:

(a) Default in the payment of this Note upon Maturity, and such default shall continue for a period in excess of fifteen (15) days; or

(b) Application for, or consent to, the appointment of a receiver, trustee or liquidator of the Company or of its property, or the filing by the Company of a voluntary petition in bankruptcy or of a petition or an answer seeking reorganization, arrangement, or a general assignment by the Company for the benefit of creditors; or

(c) Entering against the Company of a court order approving a petition in bankruptcy filed against it under the Federal Bankruptcy Act, which order shall not have been vacated or set aside or otherwise terminated within sixty (60) days.

The Company agrees that notice of the occurrence of any event of default will be given to the registered owner of this Note at his or her registered address by Certified Mail.

The Company hereby waives presentment for payment, demand, protest, notice of protest, notice of nonpayment, and notice of dishonor of this Note.

Any notice or demand required or permitted to be made or given hereunder shall be deemed sufficiently made and given if given by personal service or by the mailing of such notice or demand by certified or registered mail, return receipt requested, addressed, if to Company, at its address first above written, or if to Holder, at his address first above written. Either party may change its address by like notice to the other party.

This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note, or any indebtedness evidenced hereby, may be waived, changed or modified orally, and this Note may not be discharged or terminated orally, except in each case by an instrument in writing signed by the party against whom the enforcement of any waiver, change, modification, discharge or termination is sought.

This Note shall be construed and enforced in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, BULLSNBEARS.COM, INC. has caused this Note to be signed in its name by its President on the day and date first above written.

BULLSNBEARS.COM, INC.

By: [signature] 10/31/12
Nick Arroyo
President & CEO

Accepted: [signature] 10/31/12
James M. Palladino